EXHIBIT 4.1


                   SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE HAS AND/OR SHARES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                          OVATION PRODUCTS CORPORATION
                   SENIOR SECURED CONVERTIBLE PROMISSORY NOTE


$1,500,000                                                      January 20, 2006


      FOR VALUE RECEIVED, the undersigned, OVATION PRODUCTS CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of Andlinger & Company, Inc., a Delaware corporation (the "Purchaser"), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) plus any and all accrued and unpaid interest thereon on January 20, 2011 (the "Maturity Date"), unless all such principal and accrued interest due hereunder is converted into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") as provided for herein.

      This Note is being issued pursuant to the terms of a Senior Secured Convertible Note Purchase Agreement between the Company and Purchaser dated as of even date hereof (the "Purchase Agreement") and certain obligations under this Senior Secured Convertible Promissory Note are secured by a first priority security interest in all of the assets of the Company pursuant to and to the extent described in separate Security Agreements by and between the Company and the Purchaser dated as of the date hereof. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      1. Payments of Interest and Principal. Subject to the provisions of this Note, payments of principal plus interest on the unpaid principal balance of this Note outstanding from time to time, and any applicable additional payments shall be payable in accordance with the following:

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      (a) Maturity. On the Maturity Date, the Company shall repay the outstanding principal of this Note, all interest accrued and unpaid on this Note, all fees and all other obligations due or accrued to the Purchaser hereunder, if any, unless this Note is earlier repaid or converted in full pursuant to the terms hereof. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, provided, however, that interest shall not accrue during such extension. Contemporaneously with the repayment of this Note, the Purchaser shall surrender this Note, duly endorsed, at the office of the Company. This Note shall not be prepaid prior to April 20, 2006, and thereafter, this Note shall not be prepaid unless (i) simultaneously with any such prepayment, the Company issues to the Purchaser a 5-year warrant to purchase the number of shares of the Company's Common Stock which this Note was convertible into immediately prior to such prepayment with an exercise price equal to the Conversion Price then in effect immediately prior to such prepayment with such warrant to be in the form attached hereto as Exhibit A (the "Prepayment Warrant"), or (ii) the Note is prepaid in accordance with the occurrence of a Mandatory Prepayment Event described in Section 1(d)(i) below, or (iii) the Note is prepaid at the election of the Purchaser in accordance with the occurrence of a Mandatory Prepayment Event described in Section 1(d)(ii), or (iv) the Note is converted upon the Subsequent Investment in accordance with Section 2(b).

      (b) Interest. Interest shall accrue on the outstanding principal of this Note during the period commencing on the date hereof and terminating on the Maturity Date (unless this Note is earlier repaid or converted in full pursuant to the terms hereof) at an annual interest rate (the "Interest Rate") equal to 10.00% per annum, and the interest accrued thereon will be payable by the Company to the Purchaser annually on each annual anniversary of the date of this Note. At the option of the Purchaser, any accrued and unpaid interest hereunder may be paid in kind through issuance to the Purchaser of shares of the Company's Common Stock valued at the then current Conversion Price, as may be adjusted hereunder from time to time. So long as an Event of Default (as defined herein) has occurred and is continuing, at the election of the Purchaser, interest shall accrue on the then outstanding principal and accrued and unpaid interest at a rate equal to 4% per annum above the Interest Rate (the "Default Rate"). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable within ten (10) Business Days thereafter and, if not paid when due, shall itself bear interest at the Default Rate. Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. In no event shall interest payable hereunder (including the Default Rate) exceed the highest rate permitted by applicable law. To the extent any interest received by Purchaser (including the Default Rate) exceeds the maximum amount permitted by law, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to the Company.

      (c) Payments. Except as provided in Section 1(b), all payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in Dollars by wire transfer or by any other method approved in advance by the Purchaser to the account of the Purchaser at the address of the Purchaser set forth in Section 10 of the Purchase Agreement or at such other place designated by the Purchaser in writing to the Company.

      (d) Acceleration of the Maturity Date. Notwithstanding anything to the contrary contained herein, upon the occurrence of any Mandatory Prepayment Event, the principal amount of and accrued and unpaid interest on this Note may be declared by the Purchaser (by giving written notice to the Company) to be immediately due and payable by the Company or may be paid in full at the election of the Company. For purposes of the foregoing, "Mandatory Prepayment Event" shall mean a (i) Sale of the Company or (ii) the consummation by the Company of any equity financing resulting in net proceeds to the Company of at least $10,000,000 (including cancellation of the indebtedness represented by this Note and otherwise). The Company shall give written notice to the Purchaser of any Mandatory Prepayment Event (to the extent possible) at least twenty (20) Business Days and not more than sixty (60) Business Days prior to the consummation of the same. Such notice shall be given in the manner specified in
Section 10 hereof. Nothing contained in this Section 1(d) shall be deemed a consent by the Purchaser to the consummation of any Mandatory Prepayment Event. The Purchaser may elect to convert this Note upon or prior to the occurrence of a Mandatory Prepayment Event in accordance with the applicable provisions of
Section 2 below in which case the Purchaser shall not be entitled to receive the Prepayment Warrant. All prepayments under this Section 1(d) shall include payment of accrued and unpaid interest on the principal amount of this Note so prepaid and shall be applied first to the payment of default interest, if any, then to payment of accrued and unpaid interest and thereafter to principal.

      2. Conversion.

      (a) For purposes of this Section 2 the following definitions shall apply:

      "Conversion Amount" shall mean the amount of principal and interest then due under this Note to be converted by the Purchaser into Note Shares.

      "Conversion Price" shall initially be determined as of the earlier to occur of (i) the date upon which the Purchaser consummates the Subsequent Investment and (ii) April 20, 2006 and shall initially be determined by dividing $12 million by the fully diluted number of shares of Common Stock of the Company outstanding as of immediately prior to the consummation of the Subsequent Investment in the case of (i) above or as of April 20, 2006 in the case of (ii) above. For purposes of the foregoing calculation, "fully-diluted number of shares" shall include all then outstanding shares of Common Stock, all then outstanding shares of preferred stock convertible into shares of Common Stock on an as-converted basis, all options granted between the date hereof and April 20, 2006 unless exercised prior to April 20, 2006 (collectively, the "New Options"), all then outstanding options (excluding any New Options), warrants or other securities convertible into shares of the Company's Common Stock (excluding the Note and the Note Shares) which have an exercise price of $1.00 per share or less (subject to adjustment in the case of any stock split, recapitalization or the like) on an as-exercised basis, and assuming such shares have not then been issued and otherwise included in the calculation of fully diluted shares, 45,000 shares of Common Stock issuable by the Company to Peter Coker and Randy Rock and 55,000 shares of Common Stock issuable to WMS Family I, LLC. The Conversion Price shall be subject to adjustment from time to time in accordance with this
Section 2.

      "Original Issue Date" shall mean the date on which this Note was first issued by the Company to the Purchaser.

      (b) Conversion of Note. The outstanding principal amount of this Note, plus all accrued interest thereon shall be converted into a number of fully paid and nonassessable shares of Common Stock (the "Note Shares") as determined pursuant to this Section 2 without any further action on the part of the Purchaser upon the consummation by the Purchaser (or an Affiliate thereof) of an equity investment in the capital stock of the Company in an amount of at least $5,000,000 (the "Subsequent Investment"). Additionally, at any time and from time to time on or after April __, 2006, the Purchaser may elect to convert all or any part of the outstanding principal amount of this Note, plus all accrued and unpaid interest thereon into a number of fully paid and nonassessable Note Shares as determined pursuant to this Section 2, upon surrender of this Note. The number of shares of Common Stock issuable upon surrender of this Note shall be determined in accordance with the following formula:



                                Conversion Amount
                                -----------------
                                Conversion Price


      (c) Mechanics of Conversion. In order to effect a voluntary conversion pursuant to this Section 2, the Purchaser shall: (a) fax (or otherwise deliver) a copy of a fully executed notice of conversion setting forth the Conversion Amount of the Note to be converted (the "Notice of Conversion"), to the Company and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Purchaser, the Company shall within two (2) Business Days send, via facsimile, a confirmation to such Purchaser stating that the Notice of Conversion has been received, advising the Purchaser of any additional documentation reasonably required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the "Additional Documentation") and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Company as provided above, or the Purchaser notifies the Company that the Note has been lost, stolen or destroyed and delivers appropriate documentation evidencing the documentation to the Company required by Section 7.

      (d) Delivery of Note Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Company shall, no later than the fifth Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 7), issue and deliver to the Purchaser or its nominee (x) stock certificates representing that number of Note Shares issuable upon conversion of the portion of this Note being converted and
(y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any.

      (e) Adjustment to Conversion Price.

      (i) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of the Note shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of the Note shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

      (ii) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

      Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

      (iii) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 Business Days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Purchaser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request of the Purchaser at any time (but in any event not later than 10 Business Days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock which then would be received upon the conversion of this Note.

      (iv) Notice of Record Date. In the event: (A) the Company shall take a record of the holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (B) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any Sale of the Company; or (C) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the Purchaser a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

      (v) Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share. If the Company elects not, or is unable, to make such a cash payment, the Purchaser shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

      (vi) Antidilution Rights. The Company hereby agrees that if, after the date hereof, it shall issue any securities (other than securities issued to the Purchaser) which contain anti-dilution or any other provisions which have the same economic benefit as anti-dilution provisions (each an "Applicable Subsequent Issuance"), it will notify the Purchaser of such issuance and thereafter, if the Purchaser shall request, it will take all actions necessary to amend the terms of this Note in order to apply to the conversion provisions contained in Section 2 of this Note anti-dilution provisions that provide for an anti-dilution standard as similar as possible to the one applied to the Applicable Subsequent Issuance. For example, if the Applicable Subsequent Issuance provides for a weighted average anti-dilution standard upon the occurrence of certain circumstances, then this Note will be amended to provide for a weighted average anti-dilution standard with respect to the Conversion Price upon the occurrence of similar circumstances. In the event that there are multiple Applicable Subsequent Issuances or that there are multiple anti-dilution provisions applicable to a specific Applicable Subsequent Issuance, the provisions to be included herein shall be the provisions that the Purchaser determines are most favorable to the Purchaser.

      3. Ranking. This Note shall be senior indebtedness of the Company, ranking senior in all respects to all other indebtedness and future indebtedness of the Company (except for Permitted Liens), including in right of payment in full in cash.

      4. Events of Default. The occurrence of one or more of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an Event of Default:

      (i) default in the payment of any interest upon the Note as and when the same shall become due and payable if the default is not cured within five (5) Business Days after receipt by the Company of notice of such default from the Purchaser;

      (ii) default in the payment of all or any part of the principal or any installment of the principal of the Note(s), as and when the same shall become due and payable if the default is not cured within five (5) Business Days after receipt by the Company of notice of such default from the Purchaser;

      (iii) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law, now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company or the winding up or liquidation of the affairs of the Company, and such case or proceeding shall remain unstayed and undismissed for a period of forty five (45) days, or an order for relief shall be entered against the Company under the federal bankruptcy laws as now of hereafter in effect;

      (iv) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or the Company shall make any general assignment for the benefit of creditors, or shall become insolvent as a result of its failure generally to pay its debts as they come due, or shall take any corporate action to affirmatively authorize any of the foregoing (without contingency);

      (v) the Company fails, for ten (10) Business Days after written notice, to comply with any of the covenants contained in Section 8(a)(ii), (iii), (v),
(vii), (ix), (xvi), (xvii), (xviii), (xix), (xxi), (xxii) or 8(b) in the Purchase Agreement provided that with respect to the Company's failure to comply with the covenant set forth in Section 8(b), such non compliance shall only constitute an Event of Default if such failure to adequately reserve shares of Common Stock is not corrected within thirty days after the first instance of such failure;

      (vi) (x) the Company fails to pay any principal of or interest on any indebtedness having an outstanding principal amount of $50,000 or more ("Material Indebtedness") (including without limitation any such indebtedness assumed or guaranteed) for a period longer than the grace period, if any, provided for such payment; or defaults under any instrument or agreement evidencing, creating, securing or otherwise relating to Material Indebtedness or other event occurs and continues beyond any applicable grace period, and (y) the effect of such failure, default or other event is that the holder or holders of such Material Indebtedness (or their representative) cause such Material Indebtedness (or the obligations under any such guaranty or assumption agreement) to become due and payable prior to the stated maturity thereof;

      (vii) WMS Family I, LLC shall give written notice to the Company of its intention to seek indemnification pursuant to the terms of that certain Restated License Agreement dated as of June 30, 2004 by and between WMS Family I, LLC and the Company;

      (viii) any judgment (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) is rendered against the Company which could reasonably be expected to result in a Collateral Material Adverse Effect;

      (ix) any Lien (other than Permitted Liens) shall exist against any of the Collateral (as such term is defined in the Security Agreement) which could reasonably be expected to result in a Collateral Material Adverse Effect;

      (x) any injunction, attachment, garnishment or execution (other than Permitted Liens) is rendered against the Company which could reasonably be expected to result in a Collateral Material Adverse Effect; or

      (xi) any failure of the Company in the performance in any material respect of any of the terms or conditions of, or any breach of any material representation, covenant or warranty under, or any other material default under the Security Agreement.

      Notwithstanding the foregoing, the incurrence by the Company of a Permitted Lien shall not trigger an Event of Default hereunder.

      5. Remedies Upon Default. Upon the occurrence of any Event of Default, the principal amount of and accrued and unpaid interest on this Note may be declared by the Purchaser (by giving written notice to the Company) to be immediately due and payable by the Company. Thereafter, the Purchaser shall be entitled to all rights and remedies provided by the Security Agreements and applicable law. Notwithstanding the foregoing, if an Event of Default specified in Section 4(iii) or (iv) occurs with respect to the Company, the principal of, and accrued interest on, the Note(s) shall become and be immediately due and payable without any declaration or other act on the part of the Purchaser. The Company shall pay the costs and expenses of collection, including, without limitation, reasonable attorneys' fees and disbursements if any action, suit or proceeding is brought by the holder hereof to collect this Note, unless any such action, suit or proceeding is brought as a result of a difference of opinions between the Purchaser and the Company regarding the occurrence of an Event of Default, in which case the Company shall not be responsible for the payment of any of the costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements relating to such action, suit or proceeding if the Company prevails in a finally adjudicated decision.

      6. Amendments. This Note may be amended by one or more written instruments signed by the Company and by the Purchaser.

      7. Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note, and upon the execution and delivery by the Purchaser to the Company of an affidavit in form and substance reasonably acceptable to the Company attesting to such loss, theft, destruction or mutilation, as the case may be, and an agreement, in form and substance reasonably acceptable to the Company indemnifying and holding the Company harmless from and against any liability or damages arising therefrom, the Company shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.

      8. Governing Law. This Note shall, pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, be construed and interpreted in accordance with the law of the State of New York.

      9. Jurisdiction. (a) The parties irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York in respect of any action or Proceeding relating in any way to this Note (a "Proceeding"). If any party hereto fails to maintain a duly appointed agent in New York for the service of process or summons any such process or summons may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to the Company at its address for notices hereunder.

      (b) The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.

      (c) The Company further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any Proceeding should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Note or any other Transaction Document, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for the Proceeding to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

      (d) The parties irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

      10. Notices. All notices and other communications required or permitted hereunder must be in writing and, except as otherwise noted herein, must be addressed as follows:

      (i) if to the Company, to:

          Ovation Products Corporation
          395 East Dunstable Road
          Nashua, New Hampshire 03062
          Attention Robert MacDonald
          Fax:  (603) 891-4957

          with a copy to:
          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, NY 10104
          Attention:  Anna T. Pinedo, Esq.
          Fax:  (212) 468-7900

     (ii) if to the Purchaser, to:

          Andlinger & Company, Inc.
          303 South Broadway
          Tarrytown, New York 10591
          Fax:  (914) 332-4977

          with a copy to:
          Brown Rudnick Berlack Israels LLP
          7 Times Square
          New York, NY 10036
          Attention:  Alan Forman
          Fax:  (212) 704-0196

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this
Section 10. Any such notice or communication will be deemed to have been received: (A) in the case of telecopy or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after such notice is timely delivered to such courier; and (C) if by registered or certified mail, on the Business Day actually received by the intended recipient.

      11. Waivers. No failure or delay on the part of the Purchaser in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Company shall be effective unless given in writing and executed by the Purchaser. No waiver of any such right shall be deemed a waiver of any other right hereunder. Subject to the provisions of
Section 5 above, the Company hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assents to extensions of the time of payment or forbearance or other indulgence without notice.

      12. Further Assurances. The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

      13. Successors and Assigns. This Note shall be assignable by Purchaser without the Company's consent and shall be binding upon and shall inure to the benefit of the Company and the Purchaser and their respective successors and assigns; provided, however, that the Purchaser shall not assign or transfer this Note and/or any rights or obligations hereunder without Company's prior written consent unless such assignment or transfer is to a transferee which directly or indirectly controls, is controlled by or is under common control with the Purchaser.

      14. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

                                            OVATION PRODUCTS CORPORATION


                                            By: /s/ William E. Lockwood
                                                -----------------------
                                                Name:  William E. Lockwood
                                                Title: President

                                                                       EXHIBIT A

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

No. W-1


                          OVATION PRODUCTS CORPORATION

                      FORM OF COMMON STOCK PURCHASE WARRANT

                       Expiration Date: January ____, 2011


      Ovation Products Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, Andlinger & Company, Inc.orp. or any transferee or assignee of this Warrant (the "Warrantholder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. Eastern time, on the Expiration Date (as hereinafter defined), that number of fully paid and nonassessable shares of common stock, $.01 par value per share, of the Company (the "Warrant Shares") as is equal to the Warrant Number (as hereinafter defined), at a purchase price per share as shall be equal to the Purchase Price (as hereinafter defined) in effect at the time of the exercise of this Warrant. The Warrant Number and the Purchase Price are subject to adjustment as provided in this Warrant.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Ovation Products Corporation and any corporation that shall succeed to or assume the obligations of Ovation Products Corporation hereunder.

         (b) The term "Warrant Shares" includes the Company's common stock, $.01 par value per share (the "Common Stock"), and any other securities or property of the Company or of any other person (corporate or otherwise) which the Warrantholder at any time shall be entitled to receive on the exercise hereof in lieu of or in addition to such Common Stock, or which at any time shall be issuable in exchange for or in replacement of such Common Stock.

         (c) The term "Expiration Date" refers to January __, 2011.

         (d) The term "Purchase Price" shall mean [ ]. [To be inserted upon issuance and to be equal to the Conversion Price under the Senior Secured Convertible Promissory Note immediately prior to the issuance of this Warrant.]

         (e) The term "Warrant Number" shall mean [ ] [To be inserted upon issuance and to be equal to the number of shares of the Company's Common Stock which the Senior Secured Convertible Promissory Note was convertible into immediately prior to the issuance of this Warrant.]

      1. Initial Exercise Date; Expiration. This Warrant may be exercised at any time or from time to time until 5:00 p.m., Eastern time, on the Expiration Date.

      2. Exercise of Warrant. (a) This Warrant may be exercised in full or in part by the holder hereof by surrender of this Warrant, with the form of "cash exercise" subscription attached hereto (the "Exercise Notice") duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the purchase price of the Warrant Shares to be purchased hereunder.

      (b) By submitting to the Company a duly executed "net issuance" notice in the form attached hereto (the "Net Issue Notice"), the Warrantholder may elect to exercise this Warrant by surrender of a number Warrant Shares which have a fair market value ("FMV") equal to the aggregate Purchase Price of the Warrant Shares being purchased ("Net Issuance") as determined below. Thereupon, the Company shall issue to the Warrantholder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where    X =     the number of Warrant Shares to be issued to the Warrantholder pursuant to this Section 2(b).

         Y = the number of Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(b).

         A = the FMV of one share of Common Stock, as determined below, as at the time the net issue election is made pursuant to this
                 Section 2(b).

         B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2(b).

      For the purposes of this Section 2(b), FMV shall be determined at the time of exercise and shall mean: (A) if the Common Stock is then publicly traded, the average closing price in the over-the-counter market as reported by NASDAQ or as quoted in the NASDAQ National Market System or on any national securities exchange on which the Common Stock is traded for the thirty (30) prior trading days, or (B) if the Common

Stock is not then publicly traded, the price per share of Common Stock or Common Stock equivalent paid by investors to purchase the Common Stock or Common Stock equivalent of the Company (taking into account any consideration paid separately to acquire any security which is exercisable for or convertible into Common Stock) in any arm's length equity financing completed within the preceding six
(6) months, or, if no such equity financing has so occurred, a fair value as determined in good faith by the Board of Directors of the Company (the "Board") or (C) in the case of a Business Combination, the price per share of Common Stock paid in the Business Combination or, if such payment is made by property other than cash, the fair value of such property paid per share of Common Stock in the Business Combination as determined in good faith by the Board. In the event the Common Stock is not publicly traded, the Board of Directors of the Company shall promptly respond in writing to a reasonable inquiry by the holder hereof as to the fair market value of the Common Stock for purposes of this
Section 2(b).

      (c) For any partial exercise pursuant to Section 2(a) or 2(b) hereof, the Warrantholder shall designate in the Exercise Notice or Net Issue Notice (as the case may be) the number of Warrant Shares that it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Warrantholder a new warrant of like tenor, in the name of the Warrantholder, which shall be exercisable for such number of Warrant Shares represented by this Warrant which have not been purchased upon such exercise.

      3. Effectiveness of Exercise. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2(a) or 2(b) (as the case may be).

      4. Delivery on Exercise. As soon as practicable after the exercise of this Warrant in full or in part pursuant to Section 2(a) or 2(b), as the case may be, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes but excluding the payment of taxes to which the Warrantholder is subject as a result of the conduct of its business activity) will cause to be issued in the name of and delivered to the Warrantholder, or as such Warrantholder may direct, a certificate or certificates for the number of fully paid and nonassessable full Warrant Shares to which such holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then FMV of one full share as determined in accordance with Section 2(b).

      5. Adjustment for Reorganization, Consolidation, Merger, etc.

      (a) General. In case at any time or from time to time, the Company shall
(a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company (each of the foregoing, a "Business Combination"), and such Business Combination shall be effected in such a way that holders of shares of the Company's Common Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant ) shall be entitled to receive stock, securities or assets, with respect to or in exchange for such shares, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 at any time after the consummation of such Business Combination or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 6.

      (b) Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered to the Warrantholder the stock and other securities and property (including cash, where applicable) receivable by the Warrantholder after the effective date of such dissolution pursuant to this Section 5 provided, however, that the Warrantholder may request that such securities or property be delivered to a trustee for the holder or holders of the Warrants and the Company shall bear reasonable expenses for such delivery.

      (c) Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 5, this Warrant, to the extent not yet exercised in full, shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

      6. Adjustment of Purchase Price and Number of Shares. The number of the Warrant Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) and the purchase price therefor, are subject to adjustment upon the occurrence of the following events:

      (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The exercise price of this Warrant and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock (or other stock or securities if the Warrantholder is then entitled to receive such stock or securities upon exercise of this Warrant). For example, if there should be a 2-for-1 stock split of the Common Stock, the exercise price would be divided by two and such number of shares would be doubled.

      (b) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution after [INSERT DATE OF ISSUANCE OF WARRANT] with respect to the Warrant Shares (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company (other than shares of Stock) or (ii) assets (excluding cash dividends paid or payable solely out of current or retained earnings), then, in each case, the holder of this Warrant on exercise hereof at any time after the consummation or record date of such event (provided the event is later consummated), shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

      (c) Anti-Dilution Protection. The Company hereby agrees that if, after the date hereof, it shall issue any securities (other than securities issued to the Warrantholder) which contain anti-dilution or any other provisions which have the same economic benefit as anti-dilution provisions (each an "Applicable Subsequent Issuance"), it will notify the Warrantholder of such issuance and thereafter, if the Warrantholder shall request, it will take all actions necessary to amend the terms of the adjustment of purchase price and number of shares provisions contained in Section 6 of this Warrant in order to apply an anti-dilution provisions that provide for an anti-dilution standard as similar as possible to the one applied to the Applicable Subsequent Issuance. For example, if the Applicable Subsequent Issuance provides for a weighted average anti-dilution standard upon the occurrence of certain circumstances, then this Warrant will be amended to provide for a weighted average anti-dilution standard upon the occurrence of similar circumstances. In the event that there are multiple Applicable Subsequent Issuances or that there are multiple anti-dilution provisions applicable to a specific Applicable Subsequent Issuance, the provisions to be included herein shall be the provisions that the Warrantholder determines are most favorable to the Warrantholder.

      (d) Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the President of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

      7. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefore on such exercise,
(b) will at all times reserve and keep available a number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant by the Warrantholder, and (c) shall take all such action as may be necessary or appropriate in order that all Warrant Shares as may be issued pursuant to the exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof.

      8. Notices of Record Date, etc. In the event of

      (a) any taking by the Company of a record of the holders of Common Stock (or shares of stock or other securities at the time issuable upon exercise of this Warrant) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

      (b) any Common Stock (or shares of stock or other securities at the time issuable upon exercise of this Warrant), or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

      (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail to the holder hereof a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or any shares of stock or other securities at the time issuable upon the exercise of this Warrant) shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

      9.  [RESERVERD].

      10. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      11. Investment Intent. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the issuance of the securities to be issued upon exercise of this Warrant, the holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise hereof are for the own account of the holder for investment and are not acquire with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any person thereof).

      12. Transfer. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Warrantholder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Warrantholder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Warrantholder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Warrantholder, and shall issue to such Warrantholder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

      13. No Rights or Liability as a Stockholder. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder as a stockholder of the Company.

      14. Damages. The Company recognizes and agrees that the Warrantholder will not have an adequate remedy if the Company fails to comply with the terms of this Warrant and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of this Warrant or any other person entitled to the benefits of this Warrant requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach on the terms hereof.

      15. Notices. All notices referred to in this Warrant shall be in writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and
(ii) to the Warrantholder, at such Warrantholder's address as it appears in the records of the Company (unless otherwise indicated in accordance with the provisions of this Section 15 by such holder).

      16. Payment of Taxes. All Warrant Shares issued upon the exercise of this Warrant in accordance with its terms shall be validly issued, fully paid and nonassessable, and the Company shall pay taxes and other governmental charges that may be imposed in respect to the issue or delivery thereof, excluding taxes to which the Warrantholder and/or any other person receiving the Warrant Shares is subject as a result of the conduct of its business activity.

      17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Warrantholder and the Company. This Warrant shall be governed by and construed and enforced in accordance with the general corporation law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

DATED: [____________]

                                                OVATION PRODUCTS CORPORATION


                                                By: __________________________
                                                Title:


[Corporate Seal]

Attest:


__________________________________________
Secretary